Exhibit 5.1

601 Lexington Avenue New York, New York 10022
(212) 446-4800	Facsimile:
(212) 446-4900
www.kirkland.com

March 16, 2022

BRC Inc.

1144 S 500 W

Salt Lake City, UT 84101

Re:Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to BRC Inc., a Delaware public benefit corporation (the “Company”). This opinion letter is being delivered in connection with the preparation of the Registration Statement on Form S-1 (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2022 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company.

The Registration Statement relates to (A) the issuance by the Company of up to 17,766,641 shares (the “Warrant Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), upon the exercise of warrants (the “Warrants”), each exercisable for one share of Class A Common Stock at a price of $11.50 per share, and (B) the resale or distribution from time to time by the selling stockholders named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees of (i) up to 203,821,303 shares of Class A Common Stock, consisting of (a) up to 37,074,619 shares of Class A Common Stock issued and outstanding (the “Selling Stockholders Outstanding Shares”), (b) up to 159,779,758 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (as defined in the Registration Statement) and the surrender and cancellation of an equal number of shares of Class B Common Stock (as defined in the Registration Statement) (the “Selling Stockholders Common Units Shares”), (c) up to 694,063 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class C Common Stock (as defined in the Registration Statement) (the “Selling Stockholders Earnout Shares”), (d) up to 6,196 shares of Class A Common Stock issuable upon the occurrence of certain events described in the Business Combination Agreement (as defined in the Registration Statement) (the “Selling Stockholders Applicable Premium Units Shares”) and (e) up to 6,266,667 shares of Class A Common Stock issuable upon the exercise of Warrants (the “Private Warrant Shares” and, collectively with the Selling Stockholders Outstanding Shares, the Selling Stockholders Common Units Shares, the Selling Stockholders Earnout Shares and the Selling Stockholders Applicable Premium Units Shares, the “Selling Stockholders Shares”) and (ii) up to 6,266,667 Warrants, in each case held by the

BRC Inc.

March 16, 2022

selling stockholders named in the Registration Statement. The Warrant Shares, the Selling Stockholders Shares and the Warrants are collectively referred to herein as the “Securities.”

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) resolutions of the Company with respect to the issuance and registration of the Securities and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.The Warrants are legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

2.The Warrant Shares (including the Private Warrant Shares) have been duly authorized and, when issued by the Company against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

3.The Selling Stockholders Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable.

4.The Selling Stockholders Common Units Shares, when issued upon the exchange of Common Units and the surrender and cancellation of an equal number of shares of Class B Common Stock in accordance with the terms of the LLC Agreement (as defined in the Registration Statement), will be validly issued, fully paid and non-assessable.

BRC Inc.

March 16, 2022

5.The Selling Stockholders Earnout Shares, when issued upon the conversion of an equal number of shares of Class C Common Stock, will be validly issued, fully paid and non-assessable.

6.The Selling Stockholders Applicable Premium Units Shares, when issued pursuant to the terms of the Business Combination Agreement, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware and the laws of the State of New York.

Each opinion in this letter that any particular contract constitutes a valid and binding agreement or is enforceable in accordance with its terms (each, an “enforceability opinion”) is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion. In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions (or the enforceability thereof): (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws, rules or regulations; or (v) requirements in the Warrants specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement

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March 16, 2022

by trade practice or course of conduct has been created modifying any provision of such documents).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware or the laws of the State of New York be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP